Exhibit 99.1

AquaBounty Technologies Announces Third Quarter 2025 Financial Results

HARVARD, Mass., October 28, 2025 –AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the third quarter and nine months ended September 30, 2025.

Third Quarter 2025 Highlights

•

Net loss for the quarter ended September 30, 2025 was $1.4 million compared to a net loss of $3.4 million for the quarter ended September 30, 2024.  Included in the net loss for the current period was a non-cash asset impairment charge of $69 thousand related to certain equipment (“Ohio Equipment Assets”) originally intended for the Company’s farm in Pioneer, Ohio (“Ohio Farm Project”).

•	Cash and cash equivalents totaled $951 thousand as of September 30, 2025, as compared to $230 thousand as of December 31, 2024.

Ohio Farm Update

As previously reported, the Company’s subsidiary, AquaBounty Farms Ohio LLC (the “Ohio Farm”), received its water withdrawal and consumptive use permit and was working to secure its wastewater discharge permit.  On September 12, 2025, the Ohio Farm received a wastewater discharge permit from the Ohio Environmental Protection Agency.  Additionally, the Ohio Farm had been working with the Village of Pioneer (“Village”) to secure the necessary approvals to place its water and wastewater transmission lines through an existing right-of-way controlled by Williams County (“County”).   On October 9, 2025, the Village received its right-of-way permit from the County for the Ohio Farm’s water lines.

“With the receipt of these permits, our Ohio farm project is now fully permitted for its designed activities as a land-based, recirculating aquaculture system farm operation,” commented David Frank, Chief Financial Officer and Interim Chief Executive Officer.  These developments will allow us to move forward with our investment banker on strategic alternatives for our Ohio farm project.”

“We will continue to keep all stakeholders apprised of our progress,” concluded Frank.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we are a pioneer in land-based aquaculture.  We have located our land-based recirculating aquaculture system farm close to key consumption markets and designed it to prevent disease and to include multiple levels of fish containment to protect wild fish populations. For more information on AquaBounty, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the wind down of the Company’s farming operations and its ability to sell available assets. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “continue,” “believe,” “will,” “may,” “expect,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise additional funds, including from the sale of non-current assets, in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; our ability to finance our Ohio farm project through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; risks related to potential strategic acquisitions, investments or mergers;

risks of disease outbreaks in Atlantic salmon farming; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; security breaches, cyber-attacks and other disruptions could compromise our information, or expose us to fraud or liability, or interrupt our operations; any further write-downs of the value of our assets; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors;  any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the SEC, available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Consolidated Balance Sheets

(Unaudited)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$951,434	$230,362
Prepaid expenses and other current assets	519,027	292,018
Current assets held for sale	5,000	10,819,909
Total current assets	1,475,461	11,342,289

Property, plant and equipment, net	22,668,000	22,668,000
Right of use assets, net	30,330	51,509
Total assets	$24,173,791	$34,061,798

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$3,069,766	$10,104,853
Accrued employee compensation	914,067	977,088
Current debt	7,910,684	1,261,039
Other current liabilities	30,330	28,527
Current liabilities held for sale	8,741	3,830,041
Total current liabilities	11,933,588	16,201,548

Long-term lease obligations	—	22,982
Long-term debt, net	—	1,996,558
Total liabilities	11,933,588	18,221,088

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,877,695 and 3,865,778 shares outstanding at September 30, 2025 and
December 31, 2024, respectively	3,878	3,866
Additional paid-in capital	386,361,538	386,297,611
Accumulated other comprehensive loss	—	(688,229)
Accumulated deficit	(374,125,213)	(369,772,538)
Total stockholders' equity	12,240,203	15,840,710

Total liabilities and stockholders' equity	$24,173,791	$34,061,798

AquaBounty Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Costs and expenses
Sales and marketing	$—	$44,167	6,613	187,502
Research and development	—	70,300	—	220,916
General and administrative	1,412,112	1,501,811	4,741,144	7,029,547
Asset impairment, net	68,547	—	1,287,413	26,264,943
Total costs and expenses	1,480,659	1,616,278	6,035,170	33,702,908

Operating loss	(1,480,659)	(1,616,278)	(6,035,170)	(33,702,908)

Other income (expense)
Interest expense	—	(1,004,120)	(224,235)	(2,148,397)
Loan forgiveness	—	—	2,008,046	—
Other expense, net	(3,671)	(17,813)	(11,119)	(27,136)
Total other income (expense)	(3,671)	(1,021,933)	1,772,692	(2,175,533)

Loss from continuing operations	(1,484,330)	(2,638,211)	(4,262,478)	(35,878,441)

Income (loss) from discontinued operations	103,557	(766,120)	(90,197)	(29,198,379)

Net loss	$(1,380,773)	$(3,404,331)	$(4,352,675)	$(65,076,820)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	—	65,701	688,229	(107,941)

Comprehensive loss	$(1,380,773)	$(3,338,630)	$(3,664,446)	$(65,184,761)

Basic and diluted net (loss) income per share
from continuing operations	$(0.38)	$(0.68)	$(1.10)	$(9.30)
from discontinued operations	0.02	(0.20)	(0.02)	(7.57)
Total basic and diluted net loss per share	$(0.36)	$(0.88)	$(1.12)	$(16.87)

Weighted average number of common shares
- basic and diluted	3,877,695	3,865,778	3,872,456	3,858,642

AquaBounty Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(4,352,675)	$(65,076,820)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	—	868,292
Share-based compensation	63,939	239,693
Long-lived asset impairment	1,287,413	48,733,222
Loan forgiveness	(2,008,046)	—
Other non-cash items	(100,182)	43,393
Changes in operating assets and liabilities:
Inventory	—	1,265,142
Prepaid expenses and other assets	(344,671)	1,041,947
Accounts payable and accrued liabilities	(44,144)	344,772
Accrued employee compensation	(63,021)	(208,310)
Net cash used in operating activities	(5,561,387)	(12,748,669)

Investing activities
Purchases of and deposits on property, plant and equipment	—	(2,673,631)
Proceeds from asset sales	7,105,884	9,511,625
Net cash provided by investing activities	7,105,884	6,837,994

Financing activities
Proceeds from issuance of debt	—	6,759,257
Repayment of term debt	(832,194)	(9,547,358)
Net cash used in financing activities	(832,194)	(2,788,101)

Effect of exchange rate changes on cash and cash equivalents	8,769	(4,659)
Net change in cash and cash equivalents	721,072	(8,703,435)
Cash and cash equivalents at beginning of period	230,362	9,203,869
Cash and cash equivalents at end of period	$951,434	$500,434

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash from continuing operations	$—	$2,111,160
Interest paid in cash from discontinued operations	$16,903	$81,091
Non-cash conversion of accounts payable to current debt	$7,386,235	$—
Property and equipment included in accounts payable and accrued liabilities	$2,565,881	$9,473,373